UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of `1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

KLEANGAS ENERGY TECHNOLOGIES INC.
(Name of Registrant As Specified in Charter)

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KLEANGAS ENERGY TECHNOLOGIES INC.

3001 N. Rocky Point Road

Suite 200

Tampa, Florida 33771

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved: (i) an amendment to the articles of incorporation (the "Name Change Amendment") to change the name of the Company from "Kleangas Energy Technologies Inc." to "G-Pel International Inc."; (ii) an amendment to the articles of incorporation (the "Authorized Capital Amendment") to increase the total authorized capital from 4,989,999,000 shares of common stock, par value $0.000001 to 10,000,000,000 shares of common stock (the "Increase in Authorized Capital"); (iii) effectuate the reverse stock split (the “Reverse Split”) of the issued and outstanding shares of common stock on a 1 for 200 basis; and (iv) to change and approve the re-domestication of the Company from a Delaware corporation to a Florida corporation (the "Re-Domestication").

These actions were approved by written consent on October 6, 2014 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Delaware Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of October 6, 2014, have approved the Name Change Amendment, the Authorized Capital Amendment, the Reverse Stock Split and the Re-Domestication as determined were in the best interests of our Company and shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least ten (10) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about October 26, 2014.

For the Board of Directors

By:	/s/ Bo Linton
Name:	Bo Linton
Title:	Chief Executive Officer

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KLEANGAS ENERGY TECHNOLOGIES INC.

3001 N. Rocky Point Road

Suite 200

Tampa, Florida 33771

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of Kleangas Energy Technologies Inc. (the "Company") as of October 6, 2014 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Name Change Amendment, the Authorized Capital Amendment, the Reverse Stock Split and the Re-Domestication.

"We," "us," "our," the “Registrant” and the "Company" refers to Kleangas Energy Technologies Inc., a Delaware corporation

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SUMMARY OF CORPORATE ACTIONS

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Kleangas Energy Technologies Inc., a Delaware corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to: (i) amend the articles of incorporation (the "Name Change Amendment") to change the name of the Company from "Kleangas Energy Technologies Inc." to "G-Pel International Inc."; (ii) amend the articles of incorporation to increase the total authorized capital to 10,000,000,000 shares of common stock, par value $0.000001 (the "Authorized Capital Amendment"); (iii) effectuate the reverse stock split (the “Reverse Split”) of the issued and outstanding shares of common stock on a 1 for 200 basis; and (iv) approve the Re-Domestication.

On October 6, 2014, the Company obtained the approval of the Name Change Amendment, the Authorized Capital Amendment, the Reverse Stock Split and the Re-Domestication by written consent of the stockholders that are the record owners of an aggregate 1,700,000 shares of common stock and 8,000,000 shares of Series E Preferred Stock, which each share of Series E Preferred Stock has voting rights equivalent to 10,000,000 shares of common stock.

The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) Bo Linton holding of record 1,700,000 shares of common stock; and (ii) Eric Gregory Holdings Inc. holding of record 8,000,000 shares of Series E Preferred Stock.

The Name Change Amendment, the Authorized Capital Amendment, the Reverse Stock Split and the Re-Domestication will be effectuated within ten (10) days after the mailing of this Information Statement and after the filing of: (i) the amended Articles of Incorporation with the Delaware Secretary of State with respect to the Name Change and the Increase in Authorized Capital and the Re-Domestication; and (ii) the certain documentation with FINRA regarding the Name Change and Reverse Stock Split.

The date on which this Information Statement will be sent to stockholders will be on or about October 26, 2014 and is being furnished to all holders of the common stock of the Company on record as of October 6, 2014.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Quarterly Report on Form 10-Q for the quarters ended June 30, 2014 and March 31, 2014, the Annual Report on Form 10-K for fiscal year ended December 31, 2013 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed by the Company during the past two years with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

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Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at 714.462.4880. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Delaware Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Name Change Amendment, effect the Authorized Capital Amendment, effect the Reverse Stock Split and approve the Re-Domestication. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 3,731,090,540 voting shares of common stock issued and outstanding and 10,000,000 shares of Series A issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 1,700,000 votes with each share of common stock having one vote and 8,000,000 shares of Series E Preferred Stock with each share of Series E Preferred Stock having 10,000,000 votes, representing over a majority of the voting rights associated with the Company’s voting shares. The consenting stockholders voted in favor of the Name Change Amendment, the Authorized Capital Amendment, the Reverse Stock Split and the Re-Domestication described herein in a unanimous written consent, dated October 6, 2014.

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PROPOSAL I

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO EFFECT THE NAME CHANGE

On October 6, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the Name Change Amendment. The Amendment is reflected in the Form of Certificate of Amendment to the Articles of Incorporation to be filed with the Delaware Secretary of State.

Purpose and effect of the Name Change

In accordance with the evolution and streamlining of the Company's future business operations , our Board of Directors believes that the amendment to the Articles of Incorporation to change the name from "Kleangas Energy Technologies Inc." to "G-Pel International Inc.." is necessary in light of the concentration of future business operations of the Company on the pellet industry.

The Board of Directors, therefore, believes that the name "G-Pel International Inc." will better reflect the evolution of the Company's future business operations.

Effective Time of the Name Change Amendment

We intend to file, as soon as practicable on or after the tenth (10th) day after this Information Statement is filed an amendment to our Articles of Incorporation effectuating the Name Change with the Secretary of State of Delaware. The Name Change Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Delaware. It is presently contemplated that such filing will be made approximately ten (10) days from the date that this Information Statement is filed and sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the Name Change Amendment.

No Appraisal Rights for the Amendment

Under Delaware law, the Company’s shareholders are not entitled to appraisal rights with respect to the Name Change Amendment and the Company will not independently provide shareholders with any such right.

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BOARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our directors and holders of over a majority of our voting power signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to effect the Name Change Amendment. The Name Change Amendment will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur as soon as reasonably practicable on or after the 10th day following the filing and mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

PROPOSAL II

AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED CAPITAL OF THE CORPORATION

On October 6, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the amendment the Company's Articles to increase the authorized share capital of the Company to 10,000,000,000 shares of common stock with the same par value of $0.000001 per share. The purpose of this proposed increase in authorized share capital is to make available additional shares of common stock for issuance for general corporate purposes, including those contemplated by various contractual agreements, the prospective business operations of the Company and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company. However, there are no definitive agreements in place regarding future issuances.

The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company's capital accounts.

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The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company does not have any current definitive or executed agreements regarding further proposals and arrangements to issue additional shares that will become authorized share capital of the Company pursuant to the Authorized Capital Amendment. Also, the Authorized Capital Amendment will result in an increase in the number of authorized but unissued shares of the Company's common stock, it may be construed as having an anti-takeover effect. Although the Authorized Capital Amendment is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of the Company's common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.

Effective Time of the Authorized Capital Amendment

We intend to file, as soon as practicable on or after the 10th day after this Information Statement is filed and sent to our shareholders, an amendment to our Articles of Incorporation effectuating the creation of the Authorized Capital Amendment with the Secretary of State of Delaware. The Authorized Capital Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately ten (10) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under Delaware law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Capital Amendment and the Company will not independently provide shareholders with any such right.

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BOARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our directors and holders of over a majority of our voting power signed a written consent in favor of the Amendment to the Articles of Incorporation and the Authorized Capital Amendment, we are authorized to file Articles of Amendment to the Articles of Incorporation with the Delaware Secretary of State. The Authorized Capital Amendment will be effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

PROPOSAL III

GRANT AUTHORITY TO THE BOARD OF DIRECTORS

TO CONDUCT A ONE FOR TWO HUNDRED SHARE

REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

Purpose: The Company's board of directors has unanimously adopted a resolution seeking shareholder approval to authorize the Board, to effectuate a reverse stock split upon receipt of all necessary regulatory approvals and the passage of all necessary waiting periods. The Reverse Split would reduce the number of outstanding shares of our common stock but have no effect on the number of outstanding shares of preferred stock. The board of directors had determined that it would be in the Company’s best interest to conduct a reverse split of its common stock on a 1 for 200 basis and has received the consent of holders of a majority of the voting power of the Company’s securities to authorize the board to conduct such a reverse split.

The Board of Directors has determined that it is in the Company’s best interests to effect the Reverse Split and has considered certain factors including, but not limited to, the following:

(i) current trading price of the Company’s shares of common stock on the OTC QB market and potential to increase the marketability and liquidity of the Company’s common stock;

(ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios;

(iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets;

(iv) posturing the Company and its structure in favorable position in order to effectively negotiate with potential acquisition candidates; and

(v) provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

For the above reasons, the board believes that the Reverse Split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the Reverse Split will have the desired benefits.

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The Reverse Split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock, and the Reverse Split would affect all common stockholders uniformly. This process, that is known as a reverse split, would take 200 shares of the presently issued and outstanding common stock on the effective date of the amendment to the articles of incorporation that would carry out the Reverse Split and convert those shares into one share of the post-reverse stock split common stock. The conversion rate of all securities convertible into common stock other than the outstanding Preferred Stock would be proportionately adjusted.

The board of directors has indicated that fractional shares will not be issued. Instead, the Company will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the process. Each common shareholder will hold the same percentage of the outstanding common stock immediately following the Reverse Split as that shareholder did immediately prior to the Reverse Split, subject to a reduction in voting power due to the increased voting power of the preferred stock and except for minor adjustment due to the additional shares that will need to be issued a result of the treatment of fractional shares.

For the above reasons, the board believes that the Reverse Split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

Effects: The Reverse Split will be effected by filing an amendment to the Company’s Articles of Incorporation with the Delaware Secretary of State’s office and will become effective upon such filing. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the requisite approvals are received and the requisite waiting periods have passed. The Reverse Split will, however, reduce the number of issued and outstanding shares of common stock from 3,731,090,540 to approximately 18,655,543 shares. The Reverse Split will not have any effect on the stated par value of the common stock.

The effect of the Reverse Split upon existing shareholders of the common stock will be that the total number of shares of the Company's common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Reverse Split divided by 200, with an adjustment for any fractional shares. (Fractional shares will be rounded up into a whole share).

Upon effectuation of the Reverse Split, each common shareholder’s percentage ownership interest in the Company's common stock will remain virtually unchanged, subject to a reduction in voting power due to the increased voting power of the preferred stock and except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock of the Company will be substantially unaffected by the Reverse Split, except as described above in connection with the increase in relative voting power of the Series A preferred stock. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split. All shares, options, warrants or convertible securities that the Company has agreed to issue other than the Preferred Stock (or agrees to issue prior to the effective date of the Reverse Split), also will be appropriately adjusted for the Reverse Split, with the exception of the Preferred shares.

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The Reverse Split may also result in some shareholders holding “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

As a result of the proposal to conduct a Reverse Split, the Company will have more authorized shares available for issuance than it currently has available and therefore, there is a significant risk of shareholder value represented by the common stock being further diluted by additional share issuances. The proposed Reverse Split creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. After the Reverse Split, if the board would then issue the balance of the authorized shares, that action would have a material dilutive effect upon existing shareholders The board of directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose. Although the Company has no other current financing plans or understandings, agreements or commitments for financing, if an opportunity should present itself, the Company may issue shares of common stock in connection with such a financing. The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of the Company. The Company's stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of the Company in order to maintain their proportionate ownership of the Company's stock.

After the taking of any action to conduct or authorize the Reverse Split is filed there is not a requirement that shareholders obtain new or replacement share certificates. Each of the holders of record of shares of the Company’s common stock that is outstanding on the effective date of the Reverse Split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the Reverse Split.

Because the Reverse Split results in an increase in the number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect. Although the Reverse Split is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of our common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.

No Appraisal Rights for the Amendment

Under Delaware law, the Company’s shareholders are not entitled to appraisal rights with respect to the Reverse Stock Split and the Company will not independently provide shareholders with any such right.

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BOARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our directors and holders of over a majority of our voting power signed a written consent in favor of the Reverse Stock Split. The Reverse Stock Split will be effective upon the filing and declaration of effective date by FINRA.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

PROPOSAL IV

APPROVAL OF RE-DOMESTICATION

On October 6, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the Re-Domestication of the Company.

The Board of Directors has determined that it is in the Company’s best interests to domesticate the Company formed as a corporation under the laws of the State of Florida, which under Florida statutory law involves the transfer of an existing corporation from one jurisdiction to another whereby the Company shall cease all operations in Delaware.

For the above reasons, the Board believes that the Restated Bylaws are in the best interests of the Company and its shareholders.

BOARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our board of directors and holders of over a majority of our voting power signed a written consent in favor of the Re-Domestication.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

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DESCRIPTION OF SECURITIES

Number of Authorized Shares

Effective July 11, 2014, the Board of Directors approved an amendment to the certificate of designation for common stock number and voting rights of the preferred stock series "A", "B", "C", "D", "E" and "F", number, voting rights, conversion rights, qualifications, limitations, restrictions and other characteristics (the "Amendment to Certificate of Designation"). The Amendment to Certificate of Designation was filed with the Secretary of State of Delaware on July 11, 2014 revising the number of shares in each series of the 10,001,000 shares of preferred stock previously designated as follows: (i) 200 shares shall be Series A; (ii) 100 shares shall be Series B; (iii) 5,300 shares shall be Series C; (iv) 400 shares shall be Series D; (v) 7,995,000 shares shall be Series E; and (vi) 12,720 shares shall be Series F. Thus, this leaves 1,987,280 shares of preferred stock authorized but undesignated as a series. The Amendment to the Certificate of Designation does not affect the number of total issued and outstanding preferred shares.

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its common stock is Pacific Stock Transfer, 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119.

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VOTE REQUIRED FOR APPROVAL

In accordance with the Delaware Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Name Change Amendment, the Authorized Capital Amendment, the Reverse Stock split and the Re-Domestication. The securities that are entitled to vote approval of the Name Change Amendment, the Authorized Capital Amendment, the Reverse Stock Split and the Re-Domestication consist of issued and outstanding shares of the Company's $0.000001 par value common voting stock and the Series A Preferred Stock outstanding on October 6, 2014, the record date for determining shareholders who are entitled to notice of and to vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on October 6, 2014 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had 4,989,999,000 shares of common stock authorized with a stated par value of $0.000001, of which 3,731,090,540 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

At the record date, the Company had 10,000,000 shares of Series E Preferred Stock authorized with a stated par value of $0.000001 of which 8,000,000 shares were issued and outstanding. The holders of each share of Series E Preferred Stock is entitled to 10,000,000 shares of common stock.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the Board of Directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest over a majority of the voting power of the Company, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt Proposal One through Four above. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

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IDENTIFICATION OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

All of the Company's directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. The Company's officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal.

The Company's current directors and executive officers, their ages and positions held are as follows:

Name	Age	Position
Bo Linton	44	President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a Director
Bryan Wayne Geer	34	Director

Bo Linton

Mr. Linton has been our Chief Executive Officer and a member of the Board of Directors since January 1, 2014 and our President since February 3, 2014. During the past twelve years, Mr. Linton has worked extensively with developing environmental technologies. Mr. Linton founded International Capital Group, Inc. in 1998, which is a mergers and acquisitions firm. In 2001, Mr. Linton founded Berserker Entertainment Inc. Mr. Linton served as chairman of the board until 2004 for Berserker Entertainment Inc., which was a production, distribution and HD post production facility. From approximately March 2005 to October 2005, Mr. Linton served as the president of Seamless Skyyfi Inc., a wholly-owned subsidiary of the public company Seamless Wi-Fi Inc. In November 2005, Mr. Linton founded Carbon Jungle LLC, which is an environmental company, and served as the president and chief executive officer. In August 2006 to 2008, Mr. Linton was the president and a director of MagneGas Corporation, which is a fully reporting company in the waste to fuel industry. During 2006, Mr. Linton was a co-executive producer of the feature film "Living Luminaries", a spiritual docudrama shown in theaters in 2008. From 2008 through 2009, Mr. Linton founded Clean Energy and Power Inc., a public company in the renewable energy sector and served as its president, chief executive officer and director.

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Mr. Linton recently met with world leaders regarding clean energies and presented clean fuel technology to the United Nation's in 2007. Mr. Linton was a speaker and panel participant at the 1st Annual "Waste-to-Fuel" conference held in Orlando, Florida in 2008.

Mr. Linton earned his Bachelor's degree from Louisiana State University in 1994. Certain of his studies included business law, economics, finance, environmental science, theater, real estate and speech.

Bryan Wayne Geer

Mr. Geer has been a member of our Board of Directors since August 11, 2013. Mr. Geer has been involved in the fire retardant\prevention business for the last ten years. In 2009 he began a new company, which is focused on the business of fire retardation and fire sprinkler systems. Mr. Geer graduated from Point Loma Nazarene with a University Bachelor of Arts (B.A.) degree in Industrial Organizational Psychology. In addition he completed the INSTEP Program at Cambridge University, Cambridge England, International Business program in 2001.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist), serve at the discretion of the board. Currently, our directors receive no compensation.

There is no family relationship between any of our officers or directors. For the past ten years, there have been no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.

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CORPORATE GOVERNANCE

Committees

Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the Board of Director’s composition and our relatively limited operations, the Board of Directors believes it is able to effectively manage the issues normally considered by such committees. Our Board of Directors may undertake a review of the need for these committees in the future.

Audit Committee and Financial Expert

Presently, the Board of Directors acts as the audit committee. The Board of Directors does not have an audit committee financial expert. The Board of Directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Code of Ethics

We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Director Independence

One of our director is deemed independent. Our other director also holds positions as executive officer.

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Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.

being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Wylie, prior President/CEO,	2013	60,000	0	0	0	0	0	0	60,000
Secretary, Treasurer/Chief Financial Officer and Director	2012	35,000	0	0	0	0	0	0	35,000

OUTSTANDING EQUITY AWARDS

As of December 31, 2013, we did not have any equity plans or awards.

STOCK OPTIONS//SAR GRANTS.

No grants of stock options or stock appreciation rights were made during the fiscal year ended December 31, 2013.

LONG TERM INCENTIVE PLANS.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

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DIRECTOR COMPENSATION

Our directors received the following compensation for their service as directors during the fiscal year ended December 31, 2013:

	Fees Earned or Paid in Cash $	Stock Awards $		Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
William Wylie	0	0		0	0	0	0	0
Dennis Klein	0	0		0	0	0	0	0
Bryan Wayne Geer	0	2,500	(1)	0	0	0	0	2,500

__________

(1) Based on the valuation of 2,500,000 shares of common stock issued at $0.001 per share.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of November 26, 2013 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of October 6, 2014, there were 3,731,090,540 shares of common stock issued and outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common Stock	Officers and Directors Bo Linton 3001 N. Rocky Point Road Suite 200 Tampa, Florida 33771	1,700,000 shares of common President/CEO, Secretary, CFO/Treasurer, Director	Nil%
Common Stock	Bryan Wayne Geer 3001 N. Rocky Point Road Suite 200 Tampa, Florida 33771	2,500,000 shares, Director	Nil%
Common Stock	All directors and named executive officers as a group (2 persons)	1,700,000 shares of common	Nil%
	5% or Greater Beneficial Holders
Preferred Stock	Eric Gregory Holdings Inc. 22177 Dogie Place Canyon Lake, California 92587	8,000,000 shares (2) (3) Beneficial Owner	61.27%
Preferred Stock	Williams Capital Corp. 2202 N. West Shore Blvd. Suite 200 Tampa, Florida 33607	2,000,000 shares (2)	15.32%

___________

(1)	Percentage of beneficial ownership of our common stock is based on 3,731,090,540 shares of common stock outstanding as of the date of the table.
(2)

Each share of Series E preferred stock has voting rights equivalent to 10,000,000 shares of common stock. Therefore, the voting percentage is based upon 13,057,561,098 votes represented by the total of 3,731,090,540 issued and outstanding shares of common stock and 10,000,000 issued and outstanding shares of Series A preferred stock

(3)	Bo Linton, our sole officer and a member of the Board of Directors, is the sole officer and director of Eric Gregory Holdings Inc. and has sole power and authority over disposition of the shares.

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Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control

Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock or creation of preferred shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Quarterly Report on Form 10-Q for quarterly periods ended March 31, 2014 and June 30, 2014, our Annual Report on Form 10-K for fiscal year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2013, June 30, 2013 and March 31, 2013. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

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KLEANGAS ENERGY TECHNOLOGIES INC.

3001 N. Rocky Point Road

Suite 200

Tampa, Florida 33771

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this information statement carefully.

Dated: October 15, 2014

By Order of the Board of Directors

/s/ Bo Linton
Chief Executive Officer and Director

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